                                                                 EXHIBIT (d)(17)

[ING EQUITY TRUST LETTERHEAD]

Michael J. Roland
Executive Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258-2034

                                                August 20, 2002

         Pursuant to Section 1 of the Investment Management Agreement dated May 9, 2001, as amended, between ING Equity Trust (formerly Pilgrim Equity Trust) and ING Investments, LLC (successor by merger to ING Pilgrim Investments, LLC) (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Principal Protection Fund V, a newly established series of ING Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING Principal Protection Fund V" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fee indicated for the series, is attached hereto.

         Please signify your acceptance to act as Manager under the Agreement with respect to ING Principal Protection Fund V by signing below.

                                              Very sincerely,

                                              -s- Robert S. Naka
                                              Robert S. Naka
                                              Senior Vice President
                                              ING Equity Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC

By -s- Michael J. Roland
   -----------------------------
    Michael J. Roland
    Executive Vice President

                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST
                         (FORMERLY PILGRIM EQUITY TRUST)

                                       AND

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY
              (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC)

                            ANNUAL INVESTMENT
    SERIES                   MANAGEMENT FEE                    APPROVED BY BOARD        REAPPROVAL DATE
    ------                   --------------                    -----------------        ---------------
ING Principal               Offering Phase         0.25%        May 9, 2001             May 9, 2003
Protection Fund             Guarantee Period       0.80%
                            Index Plus
                            LargeCap Period        0.60%

ING Principal               Offering Phase         0.25%        November 2, 2001        September 1, 2003
Protection Fund II          Guarantee Period       0.80%
                            Index Plus
                            LargeCap Period        0.60%

ING Principal               Offering Phase         0.25%        February 26, 2002       September 1, 2003
Protection                  Guarantee Period       0.80%
Fund III                    Index Plus
                            LargeCap Period        0.60%

ING Principal               Offering Phase         0.25%        May 24, 2002            September 1, 2003
Protection                  Guarantee Period       0.80%
Fund IV                     Index Plus
                            LargeCap Period        0.60%

ING Principal               Offering Phase         0.25%        August 20, 2002         September 1, 2003
Protection                  Guarantee Period       0.80%
Fund V*                     Index Plus
                            LargeCap Period        0.60%

----------------------
* This Amended and Restated Schedule A will be effective with respect to the Fund upon the effective date of the initial Registration Statement with respect to the Fund.